Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Barnes Group Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-30229; 33-20932) of Barnes Group Inc. of our report dated June 28, 2007 relating to the financial statements which are included in the Annual Report on Form 11-K of the Barnes Group Inc. Retirement Savings Plan.

/s/ Fiondella, Milone & LaSaracina LLP
Fiondella, Milone & LaSaracina LLP Bristol, Connecticut June 28, 2007